UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2021

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	PRGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 3, 2021, Perrigo Finance Unlimited Company (“Perrigo Finance”), Perrigo Company plc (the “Company”), each lender party thereto and JPMorgan Chase Bank, N.A. as administrative agent entered into Amendment No. 2 to the Company’s 2019 Term Loan (the “Term Loan Amendment”) and Amendment No. 3 to the Company’s 2018 Revolver (the “Revolver Amendment”) with the lenders under each such facility, pursuant to which the maximum leverage ratio was increased to 5.75 to 1.00 for the fourth quarter of 2021 and the first quarter of 2022, returning to 3.75 to 1.00 beginning with the second quarter of 2022. If the Company consummates certain qualifying acquisitions in the second quarter of 2022 or any subsequent quarter during the term of the loan, the maximum ratio would increase to 4.00 to 1.00 for such quarter and the four following quarters. The amendments also modified certain provisions related to restricted payments to account for the amended leverage ratio covenants. Finally, the Revolver Amendment contains amendments related to the replacement of LIBOR with the Sterling Overnight Index Average (SONIA) as the benchmark for borrowings under the 2018 Revolver in Pounds Sterling.

The foregoing descriptions of the Term Loan Amendment and Revolver Amendment do not propose to be complete and are qualified in their entirety by reference to the full text of the Term Loan Amendment and Revolver Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment No. 2 to that certain Term Loan Credit Agreement, dated as of December 3, 2021 and entered into by and among Perrigo Finance, the Company, each lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 10.2	Amendment No. 3 to that certain Revolving Credit Agreement, dated as of December 3, 2021 and entered into by and among Perrigo Finance, the Company, each lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Raymond P. Silcock
Dated: December 9, 2021		Raymond P. Silcock
Executive Vice President and Chief Financial Officer